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                                                                     EXHIBIT 4.1


                  SUBORDINATED SECURED NOTES PURCHASE AGREEMENT

        This Subordinated Secured Notes Purchase Agreement (this "Agreement"), dated as of May 23, 2001, among Sheldahl, Inc., a Minnesota corporation (the "Company"), the wholly-owned subsidiaries of the Company listed on Schedule I attached hereto, as guarantors (the "Guarantors" and, together with the Company, the "Obligors"), the purchasers listed on Schedule II attached hereto (sometimes referred to herein as a "Purchaser" and collectively as the "Purchasers") and Ampersand IV Limited Partnership, as agent for the Purchasers (the "Agent").

                              PRELIMINARY STATEMENT

        Subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers and the Purchasers severally desire to purchase from the Company 22% Senior Subordinated Secured Notes in an aggregate principal amount of $5,000,000 (the "Notes") subject to the terms and conditions of this Agreement.

        Accordingly, the Obligors and the Purchasers agree as follows:

                                   ARTICLE I

                     ISSUANCE OF THE NOTES AND THE WARRANTS

        1.1 Authorization of Issuance.

        The Company has authorized the issuance of Notes in the aggregate principal amount of $5,000,000, such Notes to be substantially in the form of Exhibit A attached hereto. The Notes are sometimes referred to herein as the "Securities."

        1.2 Purchase Commitments.

        (a) Morgenthaler Venture Partners V, L.P. ("Morgenthaler") agrees to purchase in accordance with and subject to the terms and conditions hereof Notes in the aggregate principal amount of $3,000,000.

        (b) Ampersand IV Limited Partnership ("Ampersand LP") agrees to purchase in accordance with and subject to the terms and conditions hereof Notes in the aggregate principal amount of $1,000,000.

        (c) Molex Incorporated ("Molex") agrees to purchase in accordance with and subject to the terms and conditions hereof Notes in the aggregate principal amount of $1,000,000.




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        1.3 The Closing.

        (a) The closing of the purchase and sale of the Notes (the "Closing") shall take place at the offices of Lindquist & Vennum P.L.L.P., 4200 IDS Center, 80 South 8th Street, Minneapolis, Minnesota. The date of the Closing is hereinafter referred to as the "Closing Date."

        (b) At the Closing:

                (1) the Company shall deliver or caused to be delivered to each Purchaser (A) Notes in the principal amount set forth below the name of such Purchaser on Schedule II attached hereto, dated the Closing Date and duly executed by the Company; and (B) all other documents, instruments and writings required to have been delivered at or prior to the Closing by the Obligors to the Purchasers pursuant to this Agreement, and

                (2) each Purchaser shall deliver to the Company the purchase price set forth below the name of such Purchaser on Schedule II attached hereto by wire transfer of same day funds to an account designated by the Company in writing two (2) business days before the Closing.

                                   ARTICLE II

                             PROVISIONS OF THE NOTES

        2.1 Interest Payments.

        (a) The Company shall pay interest on the outstanding principal balance of the Notes at a rate equal to 22% per annum, compounded quarterly on each of March 31, June 20, September 30 and December 31, of each year, and payable on the date that the Notes are repaid in full.

        (b) In the event the interest on the Notes is payable at a rate that exceeds the maximum rate of interest permissible under any applicable law (the "Maximum Legal Rate") at any time, the interest on the Notes shall be payable at a rate equal to the Maximum Legal Rate at such time.

        2.2 Default Interest. If the Company defaults in the payment of the principal of, premium, if any, or accrued interest on, the Notes, or on any other amount due hereunder, the Company shall, on or upon demand from time to time, pay interest on such overdue amount from the date when due up to and including the date of actual payment (before as well as after judgment) at a rate equal to the lower of 24% per annum or the Maximum Legal Rate.

        2.3 Payments. Subject to the provisions for optional payments in Section
2.4 hereof and Article VIII hereof, the aggregate principal amount of the Notes, together with all interest accrued thereon, shall be due and payable simultaneously with the repayment in full of all of the



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Company's obligations under the Credit and Security Agreement, dated as of June
19, 1998, as amended, restated and replaced and refinanced from time to time, provided that any restatement or refinancing occurs prior to the sale of the Materials Business (as defined in Section 2.5(b)) or otherwise with the consent of the Agent (the "Credit Agreement") by and among the Company, the lenders party thereto, and Wells Fargo Bank, National Association f/k/a Norwest Bank Minnesota, National Association (such date being referred to herein as the "Maturity Date") or earlier in accordance with the terms hereof if permitted pursuant to the terms of the Credit Agreement and the Subordination Agreement as defined herein. The Company shall make payment of principal of and premium, if any, or accrued interest on the Notes, or any other amount due to the Purchasers under this Agreement, as provided herein or in the Notes. All payments hereunder shall be in United States dollars by wire transfer of same day funds. If any payment hereunder shall be due on a day that is not a business day, the date for payment shall be extended to the next succeeding business day, and in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. If at any time any payment made by the Company hereunder is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, such payment obligations of the Company hereunder shall be reinstated as though such payment had been due but not made when due.

        2.4 Optional Redemption of the Notes. Upon notice given as provided in
Section 2.6 below, the Company, at its option, but subject to the terms of the Credit Agreement and the Subordination Agreement, may redeem the Notes as a whole, or from time to time in part (in a minimum amount of $100,000 and otherwise in multiples of $100,000), in each case at the principal amount so to be prepaid, together with interest accrued thereon to the date fixed for such prepayment and the Commitment Fee (as defined in Section 2.11 hereof).

        2.5 Mandatory Redemption.

        (a) Except as otherwise provided in Section 2.7 hereof, concurrently with the receipt by the Company or any of its subsidiaries of the cash proceeds from (i) the issuance of any shares, interests, participations or other equivalents of corporate stock or membership interests ("Capital Stock") of any of the Company's subsidiaries or options or warrants to acquire Capital Stock of any of the Company's subsidiaries or (ii) any sale or other disposition of assets by the Company or any of its subsidiaries (excluding granting any Permitted Liens as defined in Section 7.2 hereof), the Company shall apply such cash proceeds (net of expenses payable by the Company or any of its subsidiaries to any person other than an affiliate of the Company in connection with the issuance thereof and net of accrued interest as a result of such redemption) to the redemption of Notes, together with interest accrued thereon to the date of such prepayment, and the Commitment Fee; provided, however, that the Company may first apply such cash proceeds to repay the Company's obligations under the Credit Agreement and any excess proceeds remaining thereafter shall be applied to redeem the Notes as provided in this Section 2.5(a) and provided, further, that the Company shall have no obligation to apply to such redemption the first $1,000,000 of net cash proceeds received by the Company or any subsidiary from all such issuances of Capital Stock subsequent to the Closing Date.

        (b) Notwithstanding the foregoing, if the Company or any of its subsidiaries sells or disposes of equipment in the ordinary course of business, the Company shall not be obligated to use such cash proceeds to redeem the Notes pursuant to this Section 2.5.




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        (c) If the Company enters into any agreement with any party other than any of the Purchasers that contains (i) provisions granting an exclusive option to purchase the Company's Materials Business or (ii) any financial obligations on the part of the Company to any potential acquirer of the Company's Materials Business (other than any of the Purchasers) in the event that the Company's Materials Business is not acquired by such potential acquirer, then either such potential acquirer must purchase from the Purchasers all of the Notes for a purchase price equal the aggregate unpaid principal balance thereof plus accrued interest thereon plus the Commitment Fee or the Company must redeem all of the Notes in accordance with the terms of Section 2.4 hereof, in each case within three (3) business days of the execution of such agreement. For purposes of this Agreement, "Materials Business" shall mean the Company's adhesive-based tapes, laminates and composite materials business, excluding the Company's Accentia, Comclad and lithium batteries products and assets associated exclusively with these products. The Materials Business shall also exclude the Company's flexible interconnect division, including Novaclad, Novaflex and Flexbase products and assets associated exclusively with that division.

        2.6 Notice of Redemption. The Company shall give the holder of each Note irrevocable written notice of any redemption pursuant to Section 2.4 hereof not less than five (5) days nor more than twenty (20) days prior to the date specified for such redemption, specifying such date and the principal amount of the Notes held by such holder to be redeemed on such date and stating that such redemption is to be made pursuant to Section 2.4 hereof. Notice of redemption having been given as aforesaid, the principal amount of the Notes specified in such notice, together with accrued and unpaid interest thereon through the redemption date with respect thereto and the Commitment Fee, shall become due and payable on such redemption date.

        2.7 Change in Control.

        (a) In the event of any Change in Control (as hereinafter defined), each holder of Note or Notes shall have the right, at its option, subject to the terms of the Credit Agreement and the Subordination Agreement to require the Company to purchase all or any portion of such holder's Note(s) on the date (the "Change in Control Payment Date") which is twenty (20) business days after the date the Change in Control Notice (as hereinafter defined) is required to be mailed, together with payment of the Commitment Fee.

        (b) For purposes of this Agreement, the term "Change in Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any "person" or "group" (as such terms are used in Section 13(d)(3) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Morgenthaler and its affiliates, Ampersand LP and its affiliates, Ampersand CFLP and its affiliates or Molex and its affiliates (collectively, the "Permitted Holders"); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) any person or group (as defined above), other than the Permitted Holders, becomes the "beneficial owner" (as such term is used in Section 13(d)(3) of the Exchange Act) of 35% or more of the voting power of the voting stock of the Company; or (iv) during any consecutive two-year period, individuals, who at the beginning of such period constituted the Board of Directors (together with any new directors whose election



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by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office. For so long as the Permitted Holders hold a majority of the outstanding shares of the Company's Series G Convertible Preferred Stock (the "Series G Stock"), those directors elected by the holders of the Series G Stock shall not be considered in applying clause (iv) above. In addition, any change in the identity of a person occupying a board seat resulting from the loss by the holders of the Series G Stock of the right to elect one or more directors shall not be considered in applying clause (iv) above.

        (c) The Company shall send all holders of the Notes, within five (5) business days after the occurrence of any Change in Control, a notice of the occurrence of such Change in Control (the "Change in Control Notice") and each holder of Notes who wishes to have its Notes repurchased pursuant to this
Section 2.7 shall so indicate by written notice delivered to the Company within ten (10) business days of receipt of the Change in Control Notice. Each Change in Control Notice shall state:

                (1) the Change in Control Payment Date;

                (2) the date by which the right to have Notes purchased must be exercised;

                (3) that such right is conditioned on receipt of notice from the holders;

                (4) the purchase price, if the right to have Notes purchased is exercised;

                (5) a description of the procedure which the holders of Notes must follow to exercise the right to have Notes purchased;

                (6) that the purchase is being made pursuant to this Section
        2.7;

                (7) that any Note not tendered will continue to accrue interest if interest is then accruing; and

                (8) that, unless the Company defaults in making payment therefor, any Note purchased shall cease to accrue interest after the Change in Control Payment Date.

        (d) No failure of the Company to give the Change in Control Notice shall limit any holder's right to exercise a right to have Notes purchased.

        (e) If any indebtedness is outstanding under the Credit Agreement, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change in Control, prior to the mailing of the Change in Control Notice to holders of the Notes, but in any event within ten (10) business days after the date the Change in Control Notice is required to be mailed, the Company shall (i) repay in full all obligations and terminate all commitments under or in respect of such indebtedness under the Credit Agreement or (ii) obtain the requisite consents under the Credit Agreement to permit the repurchase of the Notes as described above. The Company must first comply with the covenant described in the preceding sentence before it



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shall be required to purchase Notes pursuant to this Section 2.7 in the event of a Change in Control; provided, however, that the Company's failure to timely comply with the covenant described in the preceding sentence shall constitute an Event of Default as described in Section 8.1(c) hereof.

        (f) The Company shall not be required to purchase all or any portion of the Notes under subparagraph (a) of this Section 2.7 if a third party offers to purchase the Notes in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 2.7, and timely purchases all Notes or portions thereof validly tendered and not withdrawn under this Section 2.7.

        2.8 Partial Redemptions Pro Rata. Upon any partial redemption of the Notes pursuant to Section 2.4 or 2.5 hereof, the principal amount so redeemed shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

        2.9 Retirement of the Notes. The Company shall not redeem or otherwise retire in whole or in part prior to the Maturity Date (other than by redemption pursuant to Section 2.4, 2.5 or 2.7 hereof or upon acceleration of such Maturity Date pursuant to Section 8.1 hereof), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company shall have offered to redeem or otherwise retire, purchase or acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so redeemed or otherwise retired, purchased or acquired by the Company shall not be deemed to be outstanding for any purpose under this Agreement.

        2.10 Subordination. The Purchasers agree to subordinate their interest in and to the unpaid principal amount of and interest on the Notes to the interest of lenders under the Credit Agreement (collectively, the "Senior Lenders") in the obligations of the Company under the Credit Agreement pursuant to the terms of a Subordination Agreement among the Purchasers, the Senior Lenders and the Company substantially in the form of Exhibit B attached hereto; provided however, that the holders of the Notes will not be obligated to subordinate their interests to more than an aggregate of $45,000,000 of Indebtedness owed to such Senior Lenders under the Credit Agreement, provided further that this restriction on the obligation of such holders to subordinate their interests shall not apply to Indebtedness under the Credit Agreement agented by Wells Fargo Bank Minnesota, National Association ("Senior Debt"). To the extent that any provisions in this Agreement or the Notes conflict with the provisions of such Subordination Agreement, the provisions of such Subordination Agreement shall govern.

        2.11 Commitment Fee. The Company shall pay to the Agent for the ratable benefit of the Purchasers in accordance with their respective commitments as set forth on Schedule II hereto a commitment fee in the amount of $500,000 (the "Commitment Fee"). The Commitment Fee shall become fully payable upon the earlier of the Maturity Date or the date on which the Notes are repaid in full (the "Commitment Fee Payment Date").




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                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

        3.1 Representations and Warranties of the Obligors. The Obligors hereby represent and warrant to the Purchasers as follows:

        (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the subsidiaries of the Obligors is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Obligors and its subsidiaries has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not have a Material Adverse Effect (as defined in Section 5.1(c) hereof) on the Obligors. The term "subsidiary" or "subsidiaries" means, with respect to any Obligor, any person, corporation, partnership, joint venture or other legal entity of which such Obligor (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

        (b) Authorization. The execution, delivery and performance by each of the Obligors of each Loan Document (as hereinafter defined) to which it is a party have been duly authorized by all requisite corporate action by such Obligor, and each of the Loan Documents constitutes a valid and binding obligation of each Obligor which is a party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity. As used herein, the term "Loan Documents" means, collectively, this Agreement, each of the Notes and each of the other instruments, documents or certificates delivered in connection herewith.

        (c) Conflicts. The execution and delivery of each of the Loan Documents by each Obligor which is a party thereto, the consummation of the transactions contemplated thereby and the compliance with the provisions thereof by the Obligors and the issuance, sale and delivery of the Notes by the Company, will not:

                (1) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to any Obligor; or

                (2) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, the



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        certificate of incorporation or by-laws of any Obligor, or under any note, indenture, mortgage, lease, purchase or sales order or other material contract, agreement or instrument to which any Obligor is a party or by which it or any of its property is bound or affected; or

                (3) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any Obligor other than in favor of the Agent and the Purchasers.

        (d) Securities Laws Compliance. The Company has not offered the Securities or any other security the offering of which would be integrated (as that term is used in Rule 502 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")) with the offer or sale of the Securities for sale to, or solicited any offers to buy any of the foregoing from, or otherwise approached or negotiated in respect thereof, with any Person other than a limited number of institutional or other sophisticated investors deemed to be "accredited investors" as such term is defined in rule 501(a) of Regulation D adopted under the Securities Act.

        (e) No Consent or Approval Required. Except for the filing of any notice subsequent to the date hereof that may be required under applicable federal or state securities laws (which, if required, shall be filed on a timely basis as may be so required) and the filing of financing statements under the Uniform Commercial Code in order to perfect the security interests granted to the Agent for the benefit of the Purchasers pursuant to Section 9 hereof, no permit, consent, approval or authorization of, or declaration to, or filing with, any person (governmental or private) is required for the valid authorization, execution, delivery and performance by the Obligors of this Agreement or for the valid authorization, issuance, sale and delivery by the Company of the Notes, or the carrying out by the Obligors of the transactions contemplated hereby which has not been obtained.

        (f) No Default or Violation. Neither any Obligor nor any subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, other than the Credit Agreement; or (ii) is in violation of any order of any court, arbitrator or governmental body, except for purposes of clauses (i) or (ii) as could not reasonably be expected to, in any such case (individually or in the aggregate) have or result in a Material Adverse Effect.

        (g) Compliance with Laws. The Obligors and their respective subsidiaries are in compliance, in all material respects, with any applicable law, rule or regulation of any United States federal, state, local, or foreign government or agency thereof which affects the business, properties or assets of the Obligors and their respective subsidiaries, the non-compliance with which would have a Material Adverse Effect on any Obligor and no notice, charge, claim, action or assertion has been received by any Obligor or any of its subsidiaries or has been filed, commenced or, to the Obligors' knowledge, threatened against any Obligor or any of its subsidiaries alleging any such violation.

        (h) Use of Proceeds; Margin Stock. None of the proceeds of the sale of the Securities will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulations U, T, or X of the Board of Governors of the Federal Reserve System, or for the



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purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry "margin stock," or for any other purpose which might constitute transactions contemplated by this Agreement a "purpose credit" within the meaning of Regulations U, T or X. The Obligors are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. The Obligors have not taken and will not take any action which might cause any violation of Regulations U, T or X or any other regulations of the Board of Governors of the Federal Reserve System or any violation of Section 7 of the Exchange Act, or any rule or regulation promulgated thereunder, in each case as now in effect or as the same may hereinafter be in effect.

        (i) The Security Documents. The provisions of this Agreement are effective to create in favor of the Agent for the ratable benefit of the Purchasers a legal, valid and enforceable security interest in all right, title and interest of the Collateral (as hereinafter defined) to the extent that a security interest can be created therein under the UCC, and, on the Closing Date, the Agent for the ratable benefit of the Purchasers will have a fully perfected lien on, and security interest in the Collateral (to the extent such security interest can be perfected by filing a UCC-1 financing statement or by taking possession of the Collateral), subject to no other liens other than Permitted Liens.

        (j) Assets. Each Obligor has good and marketable title to all of its properties and assets (including real property and tangible and intangible personal property), in each case free and clear of all liens other than Permitted Liens.

        (k) Insurance. All material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the Obligors or any of their subsidiaries are with nationally recognized insurance carriers, provide coverage for all normal risks incident to the business of the Obligors and their subsidiaries and their respective properties and assets and are in character and amount appropriate for the business conducted by the Obligors, except as would not, individually or in the aggregate, have a Material Adverse Effect on any Obligor.

        (l) Disclosure. The representations, warranties and other statements of the Obligors contained in this Agreement and the other certificates furnished to the Purchasers by the Obligors pursuant hereto, taken as a whole, do not contain any untrue statement of a material fact or, to the best of the knowledge of the Obligors, omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances made, not materially misleading as of the date hereof.

        (m) Knowledge. Whenever a representation or warranty made by any Obligor refers to the best of the knowledge of such Obligor or its subsidiaries, such knowledge shall be deemed to consist only of the actual knowledge of the executive officers of such Obligor or its subsidiaries.

        3.2 Representations, Warranties and Agreements of the Purchasers. Each Purchaser severally and not jointly, hereby represents and warrants to the Company as follows:

        (a) Authorization. The execution, delivery and performance by Purchaser of this Agreement has been duly authorized by all requisite entity action by Purchaser, and this



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Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors, rights generally and to general principles of equity.

        (b) Conflicts. The consummation of the transactions contemplated hereby and compliance with the provisions hereof by Purchaser, will not:

                (1) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to Purchaser; or

                (2) conflict with or result in any breach of any of the terms or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, the organizational documents of Purchaser or under any note, indenture, agreement or instrument to which Purchaser is a party or by which it or any of its properties is bound or affected.

        (c) Purchase for Investment. Purchaser is acquiring the Notes for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

        (d) No Registration. Purchaser understands that the Securities have not been, nor will it or they be, registered under the Securities Act, by reason of its or their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act; and that the Notes must be held by Purchaser indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

        (e) Restrictions on Resale. Purchaser understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if and when applicable, Rule 144 may only afford the basis for sales in limited amounts.

        (f) Accredited Investor.

                (1) Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and, by reason of its business and financial experience and the business and financial experience of those persons retained by it to advise it with respect to its investment in the Notes, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment; and

                (2) Purchaser is familiar with the business of the Company and has had the opportunity to ask questions of the officers and directors of the Company and to obtain such information about the financial condition of the Company as it has requested.



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        (g) Reliance. Each Purchaser understands and acknowledges that (i) the
Securities are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder; and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

        (h) No Affiliation. No Purchaser is an "interested shareholder" of the Company or an "affiliate" or "associate" thereof, as such terms are defined in
Section 302A.011 of the MBCA resulting from any share purchase, contract, arrangement or understanding, other than this Agreement and the other Loan Documents, the Subordinated Notes and Warrant Purchase Agreement, the Merger Agreement (as defined in the Subordinated Notes and Warrant Purchase Agreement) or any acquisition of shares approved by a committee of the Board of Directors of the Company as required in Section 302A.673, subdivision 1(d) of the MBCA.

                                   ARTICLE IV

                         OTHER AGREEMENTS OF THE PARTIES

        4.1 Transfer Restrictions.

        (a) If any Purchaser should decide to dispose of any of the Securities held by it, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company or to an affiliate of such Purchaser or pursuant to Rule 144 under the Securities Act ("Rule 144"), the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.

        (b) Each Purchaser agrees to the imprinting, so long as is required, of the following legends on the Notes:

        THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

        THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT IN FAVOR OF WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, AS AGENT FOR CERTAIN SENIOR LENDERS, DATED AS OF MAY __, 2001.

        4.2 Use of Proceeds. The Company shall use the net proceeds from the issuance of the Securities for working capital and other general corporate purposes.

        4.3 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided and to applicable legal requirements, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, and assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in Article V hereof are satisfied.

        4.4 Consents. Each of the parties will use its commercially reasonable efforts to obtain as promptly as practicable all consents and approvals of any governmental authority or other person necessary in connection with the execution, delivery and performance of this Agreement and the Notes.

                                   ARTICLE V

                                   CONDITIONS

        5.1 Conditions Precedent to the Obligation of the Purchasers to Purchase the Securities on the Closing Date. The obligation of each Purchaser hereunder to acquire and pay for the Securities is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

        (a) Accuracy of the Obligors' Representations and Warranties. The representations and warranties of the Obligors contained herein shall be true and correct, in all material respects, as of the date hereof.

        (b) Performance by the Obligors. The Obligors shall have performed, satisfied and complied with in all material respects all covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Obligors at or prior to the Closing Date.

        (c) No Material Adverse Effect. There shall not have occurred any change, circumstance or event that has had or may reasonably be expected to have
(i) a material adverse effect on the business, financial condition, assets, results of operations or prospects of the Obligors and their subsidiaries, taken as a whole, or (ii) prevent or materially delay the ability of the Obligors to consummate the transactions contemplated by this Agreement and the other Loan Documents (a "Material Adverse Effect").

        (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

        (e) Legal Opinion. The Obligors shall have delivered to the Purchasers a legal opinion of Lindquist & Vennum, P.L.L.P., dated the Closing Date, substantially in the form of Exhibit C attached hereto.

        (f) Required Approvals. The Obligors shall have obtained the consent or approval of the Senior Lenders under the Credit Agreement and any other governmental authority or person which may be necessary in connection with the execution, delivery and performance of this Agreement and the Notes.

        (g) Delivery of Notes. The Company shall have delivered to such Purchaser or such Purchaser's designee duly executed Notes at the Closing to be received by each Purchaser, in the name of such Purchaser or such Purchaser's designee, each in form satisfactory to such Purchaser or such Purchaser's designee.

        (h) Secretary's Certificate and Other Documents. The Purchasers shall have received from each Obligor on the Closing Date (i) except to the extent waived by the Agent, a copy of such Obligor's certificate of incorporation, including all amendments thereto, certified by the Secretary of State of its jurisdiction of incorporation and a certificate as to the good standing of the Obligor in such jurisdiction as of the Closing Date, (ii) a certificate of an officer of such Obligor dated as of the Closing Date certifying to the Purchasers that the Purchasers have received (A) a correct and complete copy of such Obligor's certificate of incorporation and bylaws as in effect on the Closing Date and at all times subsequent to the date of the resolutions described in the following clause (B), (B) a correct and complete copy of resolutions duly adopted by the Board of Directors of such Obligor authorizing the execution, delivery and performance of the Loan Documents, the sale of the Notes hereunder, and the other transactions contemplated hereby and thereby, as applicable, and (C) as to the incumbency and specimen signature of each officer of such Obligor who shall execute any Loan Document or any other document delivered in connection therewith; and (iii) such other documents as the Purchasers and their counsel may reasonably request.

        (i) Officer's Certificate. The Company shall have delivered to the Purchasers on the Closing Date a certificate signed on its behalf by its President, Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 5.1(a) and (b) hereof have been fulfilled.

        (j) Subordination Agreement. The Purchasers and the Senior Lenders shall have executed a Subordination Agreement on terms consistent with those contained herein, in the form of Exhibit B attached hereto.

        (k) Perfection Certificate and UCC Financing Statements. On the Closing Date, each Obligor shall have duly authorized, executed and delivered a Perfection Certificate in the form of Exhibit D hereto and all the UCC Financing Statements and such other instruments and documents as may be required by the Purchasers to perfect the security interests created by this Agreement.

        (l) Expenses. All fees and expenses (including reasonable attorneys' fees) incurred by the Agent and the Purchasers in connection with the negotiation, preparation, filing and recording of this Agreement, any documents necessary under this Agreement and the other Loan Documents shall be paid in full on the date of the Closing.

        (m) Ninth Amendment to Credit Agreement. The Company shall have executed the Ninth Amendment to the Credit Agreement in substantially the same form as previously provided to the Purchasers by the Company.

        (n) Letter Agreement. The Company and the Purchasers shall have executed the Letter Agreement relating to the proposed purchase of the assets of the Company relating to its Materials Business.

        (o) Total Bank Debt. The Total Bank Debt (as hereinafter defined) of the Obligors and their subsidiaries as of the Closing Date shall not have exceeded [$30,000,000]. For purposes of this Section 5.1(n), "Total Bank Debt" shall mean all outstanding bank debt included in current liabilities and long term liabilities including but not limited to all outstanding mortgages.

        5.2 Conditions Precedent to the Company's Obligations on the Closing Date. The obligations of the Company to consummate the Closing hereunder are subject to the following conditions:

        (a) Accuracy of the Representations and Warranties of the Purchasers. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the Closing Date.

        (b) Performance by the Purchasers. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

        (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

        (d) Payment of Purchase Price. Each Purchaser shall have paid the purchase price set forth below the Purchaser's name on Schedule II attached hereto for the Securities being purchased by such Purchaser at the Closing.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

        Each of the Obligors hereby covenants and agrees with the Purchasers that, immediately after the Closing Date and for so long as any Note or any monetary obligation under this Agreement remains outstanding, the Obligors shall comply with the covenants set forth in this Article VI:

        6.1 Payment of Principal, Premium, Interest, Fees and Expenses. Subject to the terms of the Subordination Agreement referred to in Section 2.10, the Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes, this Agreement and the other Loan Documents and all fees and expenses due under this Agreement when payable.

        6.2 Corporate Existence. Each Obligor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence and any necessary state or other qualifications (other than any qualifications the absence of which, in the aggregate, would not have a Material Adverse Effect).

        6.3 Obligations and Taxes. Each Obligor shall pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its business or property unless such taxes, assessments or governmental charges are being paid in accordance with the terms of an agreement with the applicable taxing authority, (b) all lawful claims for labor, materials and supplies, (c) all required payments under any Indebtedness and (d) all other obligations; provided however, that, in each case, it shall not be required to pay or discharge or to cause to be paid or discharged any such amount so long as the validity or amount thereof shall be contested in good faith in an appropriate manner and appropriate reserves and accruals have been made with respect thereto.

        6.4 Performance under Agreements. Each Obligor shall perform its obligations under this Agreement, each other Loan Document, and each other contract to which it is a party; provided however, that the Obligors shall not be required to so perform its obligations under any contract (other than this Agreement, any other Loan Document and the Subordinated Note and Warrant Purchase Agreement) to the extent it is reasonably contesting such obligations in good faith and in an appropriate manner and, if required by GAAP, it has made appropriate reserves and accruals with respect thereto.

        6.5 Access to Properties and Inspections. The Obligors shall maintain financial records in accordance with accounting practices and controls sufficient to allow the Obligors to prepare the financial statements, certificates and reports required by Section 6.10 hereof; and, upon written notice, at all reasonable times and as often as the Purchasers may reasonably request, permit any authorized representative or agent of any Purchaser to visit and inspect their physical properties and reports and permit any authorized representative or agent of any Purchaser to discuss their affairs, finances and condition with such officers, key employees and independent chartered accountants acting as auditors as the Purchasers shall deem appropriate. Delivery of a copy of this Agreement to the respective independent accountants acting as auditors shall constitute instructions to such accountants to discuss the financial condition of the Obligors with the Purchasers and their representatives, and to permit the Purchasers and their representatives to inspect, copy and make extracts from all financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by such accountants with respect to the Obligors.

        6.6 Defense of Claims. Each Obligor shall diligently defend itself and its properties from and against any lawsuits or claims.

        6.7 Notice of Litigation, Claims, Etc. The Obligors shall promptly upon obtaining notice of the occurrence thereof (but in no event more than ten (10) days after obtaining notice of the occurrence thereof), provide the Purchasers with written notice of any of the following events:

        (a) the issuance by any governmental authority of any injunction, order or decision involving any Obligor or any of its properties;

        (b) the filing or commencement of any action, suit or proceeding against or affecting any Obligor or the properties of any Obligor, whether at law or in equity or by or before any court if such event might reasonably be interpreted to have a Material Adverse Effect;

        (c) the imposition of any lien which is not a Permitted Lien (as defined in Section 7.2 hereof);

        (d) any claim, demand or action impairing title to any of the properties or assets of any Obligor;

        (e) any other adverse action by or notice from a governmental authority with respect to any Obligor or any of its respective properties;

        (f) any default by any Obligor under any contract of indebtedness in excess of $250,000 other than a lease or conditional sales contract for immaterial amounts; and

        (g) any development in the business or affairs of any Obligor which is likely, in the reasonable judgment of such Obligor, to have a Material Adverse Effect.

        Each notice shall specify, as applicable, (i) the nature and extent of the subject matter being disclosed, (ii) any rights of any other parties thereto with respect to termination, acceleration or similar provisions and (iii) any corrective action taken or proposed to be taken with respect thereto.

        6.8 Proceeds. The Company shall use the net proceeds from the issuance of the Securities for general corporate purposes, including the retirement of existing indebtedness.

6.9 Compliance. Each Obligor shall comply in all material respects with all applicable laws and maintain all required clearances, consents, permits and approvals of governmental authorities.

        6.10 Financial Statements and Reports. The Obligors shall furnish to the
Purchasers:

        (a) as soon as available but in any event within ninety (90) days after the end of each fiscal year, consolidated balance sheets, income statements and cash flow statements of the Obligors and their subsidiaries, showing their financial condition as at the end of such fiscal year and the results of their operations for such fiscal year, all the foregoing financial statements (other than any consolidating schedules) to be audited by independent chartered accountants of nationally-recognized standing reasonably acceptable to the Purchasers and prepared in accordance with GAAP.

        (b) as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter, commencing with the fiscal quarter including the Closing Date, the unaudited consolidated balance sheets, income statements and cash flow statements (along with comparisons to budget), showing the financial condition as at the end of such fiscal quarter, and the results of operations for such fiscal quarter and for the then elapsed portion of the fiscal year, for the Obligors in each case prepared in accordance with GAAP, subject to normal year-end adjustments (none of which alone or in the aggregate would result in a Material Adverse Effect) and the absence of notes thereto;

        (c) as soon as received, copies of any notice of potential liability or charge or complaint received by any Obligor from any governmental authority which could reasonably cause the Obligors or any of their subsidiaries to incur liabilities in excess of $250,000;

        (d) concurrently with the statements provided pursuant to clauses (a) and (c) a certificate of the Chief Financial Officer of the Company containing a narrative management discussion and analysis of the financial condition and results of operations of the Company for the periods covered by such statements;

        (e) promptly upon their becoming available, copies of any statements, reports and other communications, if any, which the Company shall have generally provided to its stockholders, or to the Senior Lenders, or material statements, reports and other communications to particular stockholders or to the Company's directors;

        (f) promptly upon receipt thereof, copies of all financial and management reports submitted to the Obligors by their independent auditors in connection with each annual audit of the books of the Obligors;

        (g) promptly, from time to time, such other information (in writing if so requested) regarding the assets and properties (including the collateral) and operations, business affairs and financial condition of the Obligors as the Purchasers may reasonably request; and

        (h) all filings with the Securities and Exchange Commission.

        Each certificate of the Chief Financial Officer of the Company (and, in the case of year-end financial statements and reports, the independent auditors of the Company) delivered under this Section 6.10 shall certify that the statement or report to which such certificate relates fairly presents in all material respects the financial position and results of operations of the Obligors at the dates thereof and for the periods then ended and has been prepared in accordance with GAAP, in the case of unaudited financial statements, subject to normal year-end audit adjustments (none of which alone or in the aggregate would result in a Material Adverse Effect) and the absence of notes thereto, no Event of Default has occurred and is continuing and to the best of the Chief Financial Officer's knowledge no event or condition has occurred which would have a Material Adverse Effect on the Obligors. The audit report with respect to the financial statements referred to in clause (a) shall not contain a "going concern" or like qualification or exception or any qualification arising out of the scope of the audit.

        6.11 Insurance. Each Obligor shall maintain insurance on its business and properties to such extent and against such risks, including fire and other risks insured against by extended coverage, and workers' compensation insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with, the use of any properties owned, occupied or controlled by such Obligor, in each case as is customary with companies similarly situated and in the same or similar businesses, and shall provide evidence to the Purchasers of such insurance upon their request.

        6.12 Notification of Event of Default. The Obligors shall immediately notify the Purchasers in writing of (a) the occurrence of any default or any Event of Default hereunder or under the Credit Agreement of which they become aware and (b) any event or condition which has or could reasonably be expected to have a Material Adverse Effect and specify what steps, if any, are being taken to cure the same.

        6.13 Fiscal Year. The Obligors shall maintain their current fiscal year for financial reporting purposes; provided, however, that the Obligors may without the consent of the Purchasers change their fiscal year as may be approved by its Board of Directors so long as the Obligors deliver written notice to the Purchasers of such change within thirty (30) days of Board approval of such change.

        6.14 Further Assurances. Each Obligor shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and take or cause to be taken all such action, in each case as may be necessary or proper in the reasonable judgment of the Purchasers, to carry out the provisions and purposes of this Agreement and the other Loan Documents and to better assure and confirm unto the Purchasers, its rights and remedies under this Agreement and the other Loan Documents.

        6.15 Maintenance of Properties. Each Obligor shall keep and maintain all property material to the conduct of its business as in good working order and condition, ordinary wear and tear excepted, as such property is in as of the date hereof.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

        The Obligors hereby covenant and agree with the Purchasers that, immediately after the Closing Date and for so long as any Note or any monetary obligation under this Agreement remains outstanding, the Obligors shall, except to the extent waived by the holders of at least seventy-five percent (75%) of the outstanding principal amount of the Notes, comply with the covenants set forth in this Article VII:

        7.1 Indebtedness. The Obligors shall not, and shall not permit any of their respective subsidiaries to, incur, create, assume or suffer or permit to exist any indebtedness, except (a) indebtedness under and pursuant to the terms of this Agreement and the other Loan Documents (including the issuance of the Additional Notes), (b) indebtedness under that certain Amended Restated Subordinated Note and Warrant Purchase Agreement, dated as of December 29, 2000, as amended from time to time, by and among the Company and the Purchasers party thereto (the "Subordinated Note and Warrant Purchase Agreement"), (c) indebtedness under capital or operating leases entered into within the ordinary course of the Obligors' business consistent with past practice, and (d) indebtedness to the Senior Lenders under the Credit Agreement.

        7.2 Liens. No Obligor or subsidiary shall incur, create, assume or suffer or permit to exist any lien on any of their property or assets or on any income or rights in respect of any thereof, except (the "Permitted Liens"):

        (a) liens incurred and arising out of surety bonds, appeal bonds, statutory obligations, bids, performance and return of money and similar obligations and pledges or deposits made in the ordinary course of business in connection with worker compensation, unemployment insurance, old age pensions and other social security benefits;

        (b) liens imposed by law, including carriers', warehousemen's, mechanics', materialmen's and vendors' liens incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings, and in any such case as to which it shall have set aside adequate cash reserves in accordance with GAAP;

        (c) liens securing the payment of taxes, assessments and governmental charges or levies, either not yet due and payable or being contested in good faith by appropriate legal or administrative proceedings, and in any such case as to which it shall have set aside adequate cash reserves in accordance with GAAP;

        (d) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title which do not in the aggregate impair the use of any parcel of property material to the operation of the business of the any Obligor or the value of such property for the purpose of the business of any Obligor;

        (e) liens securing purchase money indebtedness; provided, however, that each such lien does not secure any other indebtedness and does not encumber any property other than that property acquired with the proceeds of such indebtedness;

        (f) extensions and renewals of liens permitted hereunder; provided, however, that the indebtedness secured thereby is not increased and the lien does not encumber any property not encumbered by the lien so extended or renewed;

        (g) liens securing capital or operating leases within the ordinary course of business consistent with past practice;

        (h) liens securing indebtedness under the Credit Agreement;

        (i) liens existing on the date of the Subordinated Notes and Warrant Purchase Agreement and listed on Part 3.1(m) of the Disclosure Letter (as defined in the Subordinated Notes and Warrant Purchase Agreement); and

        (j) Liens securing the Notes.

        7.3 Restricted Payments. No Obligor shall declare or make, or permit any of its subsidiaries to declare or make (a) any dividend or other distribution on any shares of the capital stock of such Obligor or its subsidiaries (other than (i) in the case of the Company, stock splits, stock dividends or the distribution of shares of capital stock of the Company pursuant to the exercise of warrants and dividends payable in the form of the Company's common stock to holders of the Company's Series D, E, F and G Convertible Preferred Stock and (ii) in the case of the Guarantors or any other subsidiaries of the Company, distributions to the Obligors), or (b) any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of capital stock of such Obligor or its subsidiaries or (ii) any option, warrant or other right to acquire shares of the capital stock of such Obligor or its subsidiaries.

        7.4 Nature of Business; Place of Business. No Obligor shall conduct, or permit any of its subsidiaries to conduct, any business or operations other than the business or operations conducted on the date hereof; provided, however, that the Obligors and their subsidiaries may engage in business or operations which are complementary to the business and operations of the Obligors and their subsidiaries. No Obligor shall change, or permit any of its subsidiaries to change, its corporate structure or its principal place of business. No Obligor shall change its state of incorporation without providing thirty (30) days prior written notice to the Purchasers and executing and delivering, or causing to be executed and delivered, to the Agent such financing statements and other documents as the Agent may require to protect, perfect or preserve any lien granted to the Agent pursuant to the Loan Documents.

        7.5 Charter, Bylaw and Loan Document Amendment. No Obligor shall amend, modify or supplement its charter or bylaws in any manner that the Purchasers deem will adversely affect the rights of the Purchasers under this Agreement or any other Loan Document or their ability to enforce the same or amend, modify or supplement the Loan Documents without the consent of the Purchasers.

        7.6 Transactions with Affiliates. No Obligor will enter into, or permit any of its subsidiaries to enter into, any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with such Obligor or any of its subsidiaries (including officers, directors and shareholders owning 3% (three percent) or more of the Company's outstanding capital stock (other than the holders of the Series G Stock)), except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with such Obligor.

        7.7 Mergers. No Obligor or subsidiary shall, in a single transaction or through a series of related transactions, merge or consolidate with another corporation or other business entity, except that any Guarantor may merge with another Guarantor or with the Company (so long as the Company is the surviving corporation).

        7.8 Asset Sales. No Obligor or subsidiary shall, directly or indirectly, in a single transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of or suffer to be sold, leased, transferred, abandoned or otherwise disposed of, all or any part of its assets except: (i) assets related to the Obligors' Material Business, (ii) inventory sold in the ordinary course of business, (iii) equipment sold or disposed of in the ordinary course of business and (iv) assets in transactions not otherwise permitted by subsections (i), (ii) and (iii) so long as (A) such Obligor or applicable subsidiary receives consideration at the time of such transaction equal to at least the fair market value of the assets sold; (B) not less than 80% of the consideration received by such Obligor or such subsidiary was in the form of cash or cash equivalents; and (C) the sale of such assets would not have a Material Adverse Effect.

        7.9 Use of Proceeds. The Company shall not use the net proceeds from the issuance of the Securities to purchase or carry "margin securities."

        7.10 Contracts. The Obligors shall prohibit their subsidiaries from entering into any contract, commitment, understanding, or arrangement by which the subsidiaries are restricted from making distributions or other payments to the Obligors. No Obligor will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (other than this Agreement, the Credit Agreement and the Subordinated Notes and Warrant Purchase Agreement) that prohibits, restricts or imposes any condition upon the ability of any Obligor to create, incur or permit to exist any lien upon any of its property or assets (other than Permitted Liens); provided that the foregoing shall not apply to customary provisions in capital or operating leases but solely with respect to the property being leased, and restrictions and conditions imposed by law or by this Agreement, the Credit Agreement or the Subordinated Notes and Warrant Purchase Agreement.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

        8.1 Events. In case of the happening of any of the following events (each, an "Event of Default"):

        (a) the Company shall fail to make any payment on principal of the Notes when and as the same shall become due and payable, whether at the due date thereof, by acceleration or otherwise; or

        (b) the Company shall fail to pay any premium, interest, fee or other obligation due hereunder when and as the same shall become due and payable, whether at the due date thereof, by acceleration or otherwise; or

        (c) the Company shall fail timely to perform its obligations under
Section 2.7(e) hereof; or

        (d) default shall be made in the due observance or performance by any Obligor of any covenant or agreement contained in Section 6.1 or 6.2 or Article VII of this Agreement, and such default shall continue unremedied for thirty
(30) days after written notice thereof to the Company by the Purchasers; or

        (e) default shall be made in the due observance or performance by any Obligor of any other covenant or agreement to be observed or performed under this Agreement or any other Transaction Document, and such default shall continue unremedied for thirty (30) days (or such lesser period as may be required as a result of such default) after written notice thereof to the Company by the Purchasers; or

        (f) any representation or warranty made by any Obligor contained in this Agreement or in any other Loan Document or in any certificate, financial statement or other instrument furnished by or on behalf of any Obligor pursuant to this Agreement or such other Loan Document shall prove to have been false or misleading in any material respect when made or furnished; or

        (g) any Obligor or any of its subsidiaries shall (i) voluntarily commence any proceeding or file any petition or proposal or any notice of its intent to commence or file any such proceeding, petition or proposal seeking relief under the U.S. Bankruptcy Code or any other federal, state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition or proposal, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such person or for any substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
(vi) fail generally to pay its debts as they become due or (vii) take any corporate or stockholder action in furtherance of any of the foregoing; or

        (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Obligor or any of its subsidiaries or of any substantial part of the property or assets thereof, under Title 11 of the United States Code or any other federal, state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Obligor or any of its subsidiaries or for any substantial part of their property or (iii) the winding-up or liquidation of any Obligor or any of its subsidiaries, and such proceeding, petition or order shall continue unstayed and in effect for a period of sixty (60) consecutive days; or

        (i) a final judgment for the payment of money in an amount in excess of $500,000 shall be rendered by a court or other tribunal against any Obligor or any of its subsidiaries and shall remain undischarged for a period of sixty (60) consecutive days during which such judgment and any levy or execution thereof shall not have been effectively stayed or vacated; or

        (j) any event shall occur or condition shall exist or fail to occur or exist if the effect of such occurrence, existence or failure is to accelerate the maturity of any indebtedness of any Obligor or any of its subsidiaries in a principal amount in excess of $500,000 or any such indebtedness shall not be paid when due, whether at maturity, by acceleration or otherwise, or the holder of any lien upon property of any Obligor shall commence foreclosure of such lien; or

        (k) any Loan Document shall cease to be in full force and effect and enforceable against any Obligor which is a party thereto in accordance with its terms; or

        (l) there shall have occurred with respect to the Company a Change in Control; or

        (m) the security interest in the Collateral granted hereunder shall cease to be, in any material respect, in full force and effect, or shall cease, in any material respect, to give the Agent for the ratable benefit of the Purchasers, rights, powers and privileges purported to be created thereby or any Obligor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to
Article IX
hereof and such default shall continue for thirty (30) or more days after written notice to the Company; or

        (n) any Obligor or an ERISA Affiliate (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) shall fail to pay when due an amount or amounts aggregating in excess of $500,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate an "employee pension benefit plan" (a "Benefit Plan") shall be filed under Title IV of ERISA by any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Benefit Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Benefit Plan must be terminated; or there shall occur a complete or partial withdrawal from or a default, within the meaning of Section 4219 (c) (5) of ERISA, with respect to, one or more multi-employer plans which could cause one or more ERISA Affiliates to incur a payment obligation in excess of $500,000; or

        (o) there shall have occurred any event which would constitute a Material Adverse Effect; or

        (p) any Guarantor shall assert that its obligations hereunder or under any other Loan Document shall be invalid or unenforceable or that it has no further obligations or liabilities hereunder;

then, and in any such event, and at any time thereafter during the continuance of such event, subject to the terms of the Subordination Agreement, the Agent or the holders of at least seventy-five (75%) percent in aggregate principal amount of the Notes then outstanding may, by notice to the Company, take any of the following actions at the same or different times: (i) terminate forthwith the commitment hereunder to purchase the Notes and (ii) declare the Notes (if outstanding) to be forthwith due and payable, whereupon the entire unpaid principal of the Notes, together with accrued interest thereon, the then applicable redemption premium, if any, and all other obligations, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in the Notes or the other Loan Documents to the contrary notwithstanding (except for the Subordination Agreement), and (iii) exercise any and all other remedies provided under any Loan Document upon the occurrence and continuance of an Event of Default.

Notwithstanding the foregoing, in the case of an Event of Default arising under subsections (g) or (h) of Section 8.1 hereof with respect to any Obligor or any subsidiary of any Obligor, all outstanding Notes will ipso facto become due and payable without further action or notice.

All rights and remedies of the Agent and the Purchasers under this Agreement and all covenants and obligations of the Company hereunder, are subject to the terms and conditions of the Subordination Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Subordination Agreement, the terms of the Subordination Agreement shall control.

                                   ARTICLE IX

                                    SECURITY

        9.1 Security Interest. As security for the due and punctual payment and performance of the Secured Obligations (as hereinafter defined), each Obligor hereby grants to the Agent for the ratable benefit of the Purchasers a continuing security interest in and lien on all tangible and intangible personal property and Manufacturing Fixtures (as defined below) of such Obligor, whether now owned or existing or hereafter acquired or arising, together with any and all additions thereto and replacements therefor and proceeds and products thereof (collectively referred to for purposes of this Agreement as "Collateral"), including without limitation the property described below:

        (a) all tangible personal property, including without limitation all present and future goods, inventory (including, without limitation, all merchandise, raw materials, work in process, finished goods and supplies), machinery, equipment, motor vehicles, rolling stock, tools, furniture, Manufacturing Fixtures, office supplies, computers, computer software and associated equipment, whether now owned or hereafter acquired, including, without limitation, all tangible personal property used in the operation of the business of such Obligor;

        (b) all rights under all present and future authorizations, permits, licenses and franchises issued, granted or licensed to such Obligor for the operation of its business;

        (c) all patents issued or assigned to and all patent applications made by such Obligor and all exclusive and nonexclusive licenses to such Obligor from third parties or rights to use patents owned by such third parties, including, without limitation, the patents, patent applications and licenses listed on
Schedule III hereto, along with any and all (a) inventions and improvements described and claimed therein, (b) reissues, divisions, continuations, extensions and continuations-in-part thereof, (c) income, royalties, damages, claims and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (d) rights to sue for past, present and future infringements thereof, and (e) any other rights corresponding thereto throughout the world (collectively, "Patents");

        (d) all trademarks (including service marks), federal and state trademark registrations and applications made by such Obligor (other than Federal Intent to Use Applications prior to the filing of a verified Statement of Use under 15 U.S.C. ss.1051(d)), common law trademarks and trade names owned by or assigned to such Obligor, all registrations and applications for the foregoing and all exclusive and nonexclusive licenses from third parties of the right to use trademarks of such third parties, including, without limitation, the registrations, applications, unregistered trademarks, service marks and licenses listed on Schedule IV hereto, along with any and all (1) renewals thereof, (2) income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past or future infringements thereof, (3) rights to sue for past, present and future infringements thereof, and (4) foreign trademarks, trademark registrations, and trade name applications for any thereof and any other rights corresponding thereto throughout the world (collectively, "Trademarks");

        (e) all copyrights, whether statutory or common law, owned by or assigned to such Obligor, and all exclusive and nonexclusive licenses (other than nonexclusive licenses to use off-the-shelf software products) to such Obligor from third parties or rights to use copyrights owned by such third parties, including, without limitation, the registrations, applications and licenses listed on Schedule V hereto, along with any and all (1) renewals and extensions thereof, (2) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (3) rights to sue for past, present and future infringements thereof, and (4) foreign copyrights and any other rights corresponding thereto throughout the world (collectively, "Copyrights");

        (f) the entire goodwill of such Obligor's business and other general intangibles (including know-how, trade secrets, customer lists, proprietary information, inventions, domain names, methods, procedures and formulae) connected with the use of and symbolized by any Patents, Trademarks or Copyrights of such Obligor;

        (g) any other intellectual property of such Obligor;

        (h) all rights under all present and future vendor or customer contracts and all franchise, distribution, design, consulting, construction, engineering, management and advertising and related agreements;

        (i) all rights under all present and future leases of real and personal property; and

        (j) all other personal property, including, without limitation, all present and future accounts, accounts receivable, cash, cash equivalents, deposits, deposit accounts, loss carry back, tax refunds, insurance proceeds, premiums, rebates and refunds, choses in action, investment property, securities, contracts, contract rights, general intangibles (including without limitation, all customer and advertiser mailing lists, intellectual property, patents, copyrights, trademarks, trade secrets, trade names, domain names, goodwill, customer lists, advertiser lists, catalogs and other printed materials, publications, indexes, lists, data and other documents and papers relating thereto, blueprints, designs, charts, and research and development, whether on paper, recorded electronically or otherwise), all websites (including without limitation, all content, HTML documents, audiovisual material, software, data, hardware, access lines, connections, copyrights, trademarks, patents and trade secrets relating to such websites) and domain names, any information stored on any medium, including electronic medium, related to any of the personal property of such Obligor, all financial books and records and other books and records relating, in any manner, to the business of such Obligor, all proposals and cost estimates and rights to performance, all instruments and promissory notes, documents and chattel paper, and all debts, obligations and liabilities in whatever form owing to such Obligor from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to such Obligor; and all guaranties and security therefor, and all letter of credit and other supporting obligations in respect of such debts, obligations and liabilities.

        Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Obligor shall not be deemed to have granted a security interest in any of such Obligor's rights or interests in any lease, license, contract, permit or agreement (including, without limitation, any such agreement which shall grant a security interest in the assets of any Obligor) to which any Obligor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such lease, license, contract, permit or agreement or otherwise, result in a breach of the terms of, or constitute a default under, or cause a termination of, such lease, license, contract, permit or agreement to which such Obligor is a party (other than to the extent that the other party to such lease, license, contract, permit or agreement has consented to such grant or to the extent that any such term would be rendered ineffective pursuant to the Uniform Commercial Code, as amended and in effect from time to time (the "UCC"), or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity), provided, that (x) the foregoing grant of security interest shall extend to, and the Collateral shall include, any and all proceeds of any such lease, license, contract, permit or agreement to the extent that the assignment or encumbering of such proceeds is not so restricted and is permitted by applicable law and (y) immediately upon the ineffectiveness, lapse, waiver or termination of any such provision or restriction, the Collateral shall include, and the Obligors shall be deemed to have granted a security interest in, all such rights and interests as if such provision or restriction had never been in effect.

        As used herein, the term "Secured Obligations" shall mean (a) principal of and premium, if any, and interest on the Notes, (b) any and all other obligations of any of the Obligors to the Agent and the Purchasers or any of them, whether now existing or hereafter arising, under the this Agreement and the Notes, all as amended from time to time, and (c) any and all other Guaranteed Obligations (as hereinafter defined) and Indebtedness of any of the Obligors to the Agent and the Purchasers or any of them, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter arising, including, without limitation, any and all other fees, premiums, penalties or other Guaranteed Obligations or Indebtedness of the Obligors to the Agent and the Purchasers or any of them, in each case in connection with this Agreement and the Notes, all as amended from time to time.

        As used herein, "Manufacturing Fixtures" shall refer to any equipment used in the manufacturing operations of the Obligors which is deemed to be a fixture under applicable law.

        9.2 Revised UCC Article 9. The parties to this Agreement acknowledge and agree to the following provisions of this Agreement in anticipation of the possible application, in one or more jurisdictions to the transactions contemplated hereby, of Revised Article 9. For purposes of this Agreement, "Revised Article 9" shall mean the Revised Article 9 of the UCC in the form or substantially in the form included in the 1999 official text of the UCC as approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law.

        (a) In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of each Obligor whether or not within the scope of Revised Article 9. The Collateral shall include the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired. If any Obligor shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised Article 9, such Obligor shall immediately notify the Agent in a writing signed by such Obligor of the brief details thereof and grant to the Agent for the benefit of the Purchasers in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

        (b) The Agent may, at any time and from time to time, pursuant to the provisions of this Section 9, file financing statements, continuation statements and amendments thereto that describe the Collateral as all tangible and intangible personal property and Manufacturing Fixtures of each Obligor or words of similar effect and which contain any other information required by Revised
Article 9 (including Part 5 thereof) for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether each Obligor is an organization, the type of organization and any organization identification number issued to such Obligor. Each Obligor agrees to furnish any such information to the Agent promptly upon request. Any such financing statements, continuation statements or amendments may be signed by the Agent on behalf of each Obligor and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

        (c) Each Obligor shall, at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as the Agent may reasonably request for the Agent (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Agent, of any bailee having possession of any of the Collateral that such bailee holds such Collateral for the Agent for the benefit of the Purchasers, (ii) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised Article 9 with corresponding provisions in revised Sections 9-104, 9-105, 9-106 and 9-107 (or such other corresponding section) relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to the Agent, and (iii) otherwise to insure the continued perfection and priority of the Purchasers' security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation of or following the effectiveness of Revised Article 9 in any jurisdiction.

        (d) Nothing contained in this Section 9.2 shall be construed to narrow the scope of the Purchasers' security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Purchasers hereunder except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

        9.3 Special Warrants and Covenants. Each Obligor hereby warrants and covenants to the Agent and the Purchasers that:

        (a) Each Obligor has delivered to the Agent a Perfection Certificate in substantially the form of Exhibit D hereto. All information set forth in such Perfection Certificate is true and correct in all material respects and the facts contained in such Perfection Certificate are accurate in all material respects as of the date of this Agreement. Each Obligor agrees to supplement its Perfection Certificate promptly after obtaining information which would require a correction or addition to such Perfection Certificate.

        (b) No Obligor will change its jurisdiction of organization, principal or any other place of business, or the location of any Collateral from the locations set forth in the Perfection Certificate delivered by such Obligor, or make any change in its name or conduct its business operations under any fictitious business name or trade name, without, in any such case, providing at least thirty (30) days' prior written notice to the Agent and executing and delivering, or causing to be executed and delivered, such financing statements and other documents as the Agent shall require in connection therewith; provided that any Obligor's inventory may be in the possession of manufacturers or processors in any jurisdiction in which all necessary UCC financing statements have been filed by the Agent, provided that no UCC financing statement shall be required to be filed in any jurisdiction outside the United States to cover inventory transferred to such jurisdiction in the ordinary course of the Obligor's business, as currently conducted.

        (c) Except for the liens created in favor of the Agent under the Loan Documents and except for Permitted Liens, each Obligor is the owner of its Collateral free from any lien and such Obligor will defend its Collateral against all claims and demands of all persons at any time claiming the same or any interest therein, except as expressly permitted hereunder.

        (d) Except for Collateral that is obsolete or no longer used in such Obligor's businesses, each Obligor will keep the Collateral in good order and repair (normal wear excepted) and adequately insured at all times. Each Obligor will pay promptly when due all taxes and assessments on the Collateral or for its use or operation. Following the occurrence and during the continuance of an Event of Default, the Agent may at its option discharge any taxes or liens to which any Collateral is at any time subject (other than Permitted Liens), and may, upon the failure of any Obligor to do so in accordance with this Agreement, purchase insurance on any Collateral and pay for the repair, maintenance or preservation thereof, and each Obligor agrees to reimburse the Agent on demand for any payments or expenses incurred by the Agent or the Purchasers pursuant to the foregoing authorization.

        (e) Each Obligor will promptly execute and deliver to the Agent such financing statements, certificates and other documents or instruments as may be necessary to enable the Agent to perfect or from time to time renew the liens granted in favor of the Agent hereunder, including, without limitation, such financing statements, certificates and other documents as may be necessary to perfect a security interest in any additional Collateral hereafter acquired by such Obligor or in any replacements or proceeds thereof. Each Obligor authorizes and appoints the Agent, in case of need, to execute such financing statements, certificates and other documents pertaining to the Agent's liens on the Collateral in its stead if such Obligor fails to so execute such documents, with full power of substitution, as such Obligor's attorney in fact. The Agent may from time to time request and each Obligor shall deliver copies of all customer lists and vendor lists. Each Obligor further agrees that a carbon, photographic or other reproduction of a security agreement or financing statement is sufficient as a financing statement under this Agreement and the other Loan Documents.

        (f) Each Obligor agrees that it will join with the Agent in executing and, at its own expense, will file and refile, or permit the Agent to file and refile such financing statements, continuation statements and other documents (including, without limitation, this Agreement and licenses to use software and other property protected by copyright), in such offices (including, without limitation, the United States Patent and Trademark Office, the United States Copyright

Office, and appropriate state patent, trademark and copyright offices), as the Agent may reasonably deem necessary or appropriate, wherever required or permitted by law in order to perfect and preserve the rights and interests granted to the Agent in Patents, Trademarks and Copyrights hereunder. Each Obligor will give the Agent notice of each office at which records of such Obligor pertaining to all intangible items of Collateral are kept. Except as may be provided in such notice, the records concerning all intangible Collateral are and will be kept at the address shown in the respective Perfection Certificate for the applicable Obligor as the principal place of business of such Obligor.

        (g) While the Notes are outstanding, each Obligor shall, annually by the end of the first calendar quarter following the previous calendar year, provide written notice to the Agent of all applications for registration of Patents, Trademarks or Copyrights, to the extent such applications exist, made during the preceding calendar year. Each Obligor shall file and prosecute diligently all applications for registration of Patents, Trademarks or Copyrights now or hereafter pending that would be necessary to the businesses of such Obligor to which any such applications pertain, and to do all acts, in any such instance, necessary to preserve and maintain all rights in such registered Patents, Trademarks or Copyrights unless such Patents, Trademarks or Copyrights are not material to such Obligor's businesses, as reasonably determined by such Obligor consistent with prudent and commercially reasonable business practices. Any and all costs and expenses incurred in connection with any such actions shall be borne by the Obligors. Except in accordance with prudent and commercially reasonable business practices, no Obligor shall abandon any right to file a Patent, Trademark or Copyright application or any pending Patent, Trademark or Copyright application or any registered Patent, Trademark or Copyright, in each case material to its business, without the consent of the Agent.

        9.4 Fixtures. It is the intention of the parties hereto that none of the Collateral shall become fixtures and the Obligors will take all such reasonable action or actions as may be necessary to prevent any of the Collateral from becoming fixtures.

        9.5 Right of Agent to Dispose of Collateral. Upon the occurrence of any Event of Default, such Event of Default not having previously been waived, remedied or cured, but subject to the terms of the Subordination Agreement and the provisions of the UCC or other applicable law, in addition to all other rights under applicable law and under the Loan Documents, the Agent shall have the right to take possession of the Collateral and, in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. The Agent may require the Obligors to make the Collateral (to the extent the same is moveable) available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties or transfer any information related to the Collateral to the Agent by electronic medium. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will give the Obligors at least seven (7) days' prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition.

        9.6 Right of Agent to Use and Operate Collateral. Upon the occurrence and during the continuance of any Event of Default, subject to the provisions of the Subordination Agreement and the UCC or other applicable law, the Agent shall have the right and power
(a) to take possession of all or any part of the Collateral, and to exclude the Obligors and all persons claiming under the Obligors wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same, and (b) to grant a license to use, or cause to be granted a license to use, any or all of the Patents, Trademarks and Copyrights (in the case of Trademarks, along with the goodwill associated therewith), but subject to the terms of any licenses. Upon any such taking of possession, the Agent may, from time to time, at the expense of the Obligors, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Agent may deem proper. In any such case the Agent shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Obligors in respect thereto as the Agent shall deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as the Agent may see fit; and the Agent shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Agent may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Agent may be required or authorized to make under any provision of this Agreement (including legal costs and reasonable attorneys' fees). The Agent shall apply the remainder of such rents, issues, profits, fees, revenues and other income as provided in Section 9.7 hereof.

        9.7 Proceeds of Collateral. After deducting all reasonable costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable legal costs and attorneys' fees) and all other charges against the Collateral, the Agent shall remit the residue of the proceeds of any such sale or disposition of the Collateral for the benefit of the Agent and the Purchasers to the Purchasers to be applied to the Secured Obligations in accordance with the terms hereof and any surplus shall be returned to the Obligors or to any person or party lawfully entitled thereto. In the event the proceeds of any sale, lease or other disposition of the Collateral are insufficient to pay all of the Secured Obligations in full, the Obligors will be liable for the deficiency, together with interest thereon at the rate set forth in Section 2.2 hereof, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements.

        9.8 Waivers. Each Obligor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein or in the other Loan Documents, all other demands and notices in connection with this Agreement or the enforcement of the Agent's rights hereunder or in connection with any of the Notes or any Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to any Obligor or to any account debtor in respect of any account receivable or to any other third party, or substitution, release or surrender of any Collateral, the addition or release of persons primarily or secondarily liable on any Note or on any account receivable or other Collateral, the acceptance of partial payments on any Note or on any account receivable or other Collateral and/or the settlement or compromise thereof. No delay or omission on the part of the Agent or any Purchaser in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. Each Obligor's waivers under this section have been made voluntarily, intelligently and knowingly and after such Obligor has been apprised and counseled by their attorneys as to the nature thereof and its possible alternative rights.

        9.9 Termination of Security Interest; Reinstatement. When all the Secured Obligations have been paid in full and have been terminated, the security interest in the Collateral created by this Agreement shall terminate. In such event, the Agent agrees to execute appropriate releases of liens on the Collateral upon the request of the Obligors and at the Obligors' expense. Notwithstanding the forgoing, the security interest in the Collateral created by this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Agent or any Purchaser in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Agent or such Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Obligor or upon the appointment of any intervener or conservator of, or trustee or similar official for any Obligor or any substantial part of any of its properties, or otherwise, all as though such payments had not been made.

                                   ARTICLE X

                                   THE AGENT

        10.1 Appointment and Authorization. Each of the Purchasers hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

        10.2 Agent's Right as a Purchaser. The Purchaser serving as the Agent hereunder shall have the same rights and powers in its capacity as a Purchaser hereunder as any other Purchaser and may exercise the same as though it were not the Agent, and the Agent and its affiliates may generally engage in any kind of business with the Company or any subsidiary or other affiliate thereof as if it were not the Agent hereunder.

        10.3 Agent's Duties. The Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement and the other Loan Documents, and (c) except as expressly set forth herein and in the other Loan Documents, the Agent shall not have any duty to disclose, nor shall be liable for the failure to disclose, any information relating to the Company or any of its subsidiaries that is communicated to or obtained by the Agent or any of its affiliates in any capacity. The Agent shall be not liable for any action taken or not taken by it with the consent or at the request of the Purchasers, or in the absence of its own gross negligence or willful misconduct. The Agent shall not be deemed to have knowledge of any Event of Default unless and until written notice thereof is given to the Agent by the Company or a Purchaser, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in, or in connection with, this Agreement or the other Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or under any of the other Loan Documents or in connection herewith of therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent. The Agent shall not, except to the extent the Agent expressly instructed by the Purchasers with respect to the Collateral hereunder, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or applicable law.

        10.4 Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Purchasers as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (it being understood that this provision shall not release the Agent from performing any action with respect to the Company expressly required to be performed by it pursuant to the terms hereof) under this Agreement. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Purchasers, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers and all future holders of the Notes.

        10.5 Purchasers' Independent Decisions. Each Purchaser acknowledges that it has, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement and the other Loan Documents, any related agreement or any document furnished hereunder or thereunder. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Purchaser with any information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter. The Agent shall not be deemed a trustee or other fiduciary on behalf of any party.

        10.6 Indemnification. Each Purchaser agrees to indemnify and hold harmless the Agent (to the extent not reimbursed under Section 12.9, but without limiting the obligations of the Obligors under Section 12.9) ratably in accordance with the aggregate principal amount of the respective Notes held by the Purchasers for any and all liabilities (including pursuant to any environmental law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Purchaser) arising out of or by reason of any investigation in or in any way relating to or arising out of any Loan Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by the Agent under or in respect of any of the Loan Documents or other such documents or the transactions contemplated thereby (including the costs and expenses that the Obligors are obligated to pay under Section 12.9, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Purchaser shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified. The agreements set forth in this
Section 10.6 shall survive the payment of all Notes and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Loan Document.

                                   ARTICLE XI

                             AMENDMENTS AND WAIVERS

        The Company and the holders of the Notes may amend, supplement or waive any provision of this Agreement and the Notes with the written consent of the holders of Notes of at least seventy-five (75%) percent in aggregate principal amount of the Notes then outstanding. Notwithstanding the foregoing, without the consent of each holder of the Notes affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder of Notes):

        (a) reduce the aggregate principal amount of the Notes held by any holder;

        (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

        (c) reduce the rate of or change the time for payment of interest on any Note or reduce the amount or change the payment terms of the Commitment Fee;

        (d) waive an Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least seventy-five percent (75%) in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

        (e) make any Note payable in money other than that stated herein or in the Notes;

        (f) make any change in the provisions of this Agreement relating to waivers of past Events of Default or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

        (g) waive a payment of a premium or mandatory redemption with respect to any Note; or

        (h) make any change in the foregoing amendment and waiver provisions.

                                  ARTICLE XII

                                   GUARANTEE

        12.1 The Guarantee. Subject to the terms of the Subordination Agreement referred to in Section 2.10, each Guarantor hereby jointly and severally guarantees to each Purchaser and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Notes and all other amounts from time to time owing to the Purchasers or the Agent by the Company hereunder or under any other Loan Document, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). Each Guarantor hereby further agrees that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, each Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

        12.2 Obligations Unconditional. Subject to the terms of the Subordination Agreement referred to in Section 2.10, the obligations of each Guarantor under Section 12.1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 12.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

        (a) at any time or from time to time, without notice to such Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

        (b) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

        (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

        (d) any lien or security interest granted to, or in favor of, the Agent or any Purchaser or Purchasers as security for any of the Guaranteed Obligations shall fail to be perfected.

        The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Purchaser exhaust any right, power or remedy or proceed against the Company hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

        12.3 Reinstatement. The obligations of each Guarantor under this Article 12 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each of the Guarantors agrees that it will indemnify the Agent and each Purchaser on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Agent or any Purchaser in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

        12.4 Subrogation. Until such time as the Guaranteed Obligations shall have been indefensibly paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article 12 and further agrees with the Company for the benefit of each of its creditors (including, without limitation, each Purchaser and the Agent) that any such payment by it shall constitute a contribution of capital by such Guarantor to the Company.

        12.5 Remedies. Each Guarantor agrees that, as between such Guarantor and the Purchasers, the obligations of the Company hereunder may be declared to be forthwith due and payable as provided in Section 8, Section 2.5 or Section 2.7, as applicable (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.1, Section 2.5 or Section 2.7, as applicable) for purposes of Section 12.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by such Guarantor for purposes of Section 12.1.

        12.6 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article 12 constitutes an instrument for the payment of money, and consents and agrees that any Purchaser or the Agent, at its sole option, in the event of a dispute by the Guarantors in the payment of any moneys due hereunder, shall have the right to summary judgment or such other expedited procedure as may be available for a suit on a note or other instrument for the payment of money.

        12.7 Continuing Guarantee. The guarantee in this Article 12 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

        12.8 Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 12.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article 12 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

        For purposes of this Section 12.8, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of, or ownership interest in, any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Obligors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Guarantors hereunder and under the other Loan Documents) of all of the Obligors, determined as of the closing date.

        12.9 General Limitation on Guarantee Obligations. In any action or proceeding involving any state or non-U.S. corporate law, or any state or Federal or non-U.S. bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 12.1 would otherwise, taking into account the provisions of
Section 12.8, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 12.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Purchaser, the Agent or other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                  ARTICLE XIII

                                  MISCELLANEOUS

        13.1 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received
(a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received); or (b) on the business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

        If to any Obligor:   Sheldahl, Inc.
                             1150 Sheldahl Road
                             Northfield, MN 55057-9444
                             Attn:  Donald R. Friedman
                             Fax:   (507) 663-8326 or
                                    (507) 663-8435

        With copies to:      Lindquist & Vennum P.L.L.P.
                             4200 IDS Center
                             80 South Eighth Street
                             Minneapolis MN 55402
                             Attn:  Charles P. Moorse, Esq.
                             Fax:   (612) 371-3207

        If to a Purchaser:   To the address set forth on Schedule II attached
                             hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such person.

        13.2 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

        13.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither any Obligor nor any Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding anything to the contrary contained herein, each Purchaser may assign its rights hereunder in connection with any sale or transfer of such Purchaser's Securities to any "Affiliate" or "Associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such Purchaser as long as the transferee Affiliate or Associate agrees in writing to be bound by the applicable provisions of this Agreement, in which case the term

"Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.

        13.4 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        13.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of The Commonwealth of Massachusetts without regard to the principles of conflicts of law thereof.

        13.6 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become binding with respect to each Purchaser on the date the acceptance form hereto is executed by such Purchaser and with respect to each Obligor on the date executed by such Obligor, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

        13.7 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

        13.8 Survival of Representations and Warranties. The representations and warranties made in this Agreement, or in any instrument delivered pursuant to this Agreement shall survive indefinitely. All covenants and agreements shall survive in accordance with their respective terms.

        13.9 Indemnity; Expenses.

        (a) The Obligors jointly and severally agree to pay, or reimburse the Agent or the Purchasers, as applicable, for paying, (i) all reasonable out-of-pocket expenses incurred by the Agent and the Purchasers and their respective affiliates, including the reasonable fees, charges and disbursements of its legal counsel, in connection with the preparation of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Agent, or any Purchaser, including the fees, charges and disbursements of any counsel for the Agent or any Purchaser, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 13.9, or in connection with the Notes, including in connection with any workout, restructuring or negotiations in respect thereof, and (iii) all taxes levied by any governmental authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or any other document referred to therein.

        (b) The Obligors jointly and severally agree to indemnify the Agent and each Purchaser and each of their respective affiliates (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee and settlement costs, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or any other transactions contemplated hereby or thereby,
(ii) any Note or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned, leased or operated by any Obligor or any of its subsidiaries, or any environmental liability related in any way to any Obligor or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. In connection with any such claim, litigation, investigation or proceeding involving claims brought by any party other than the Obligors, the Agent and each Purchaser shall give any Obligor subject to such claim the opportunity to participate in the defense against such claim and shall not settle any such claim, litigation, investigation or proceeding without the written consent of such Obligor.

        (c) To the extent that the Obligors fail to pay any amount required to be paid by them to the Agent under paragraph (a) or (b) of this Section 13.9, each Purchaser severally agrees to pay to the Agent such unpaid amount in accordance with such Purchaser's respective commitment as set forth on Schedule II hereto; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such.

        (d) To the extent permitted by applicable law, each Obligor shall not assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby, any Note or the use of the proceeds thereof.

        (e) All amounts due under this Section 13.9 shall be payable promptly after written demand therefor, provided that all fees and expenses (including reasonable attorneys' fees) referred to in Section 13.9(a)(i) incurred in connection with the negotiation and preparation of this Agreement and the other Loan Documents shall be paid on the Closing Date.

        IN WITNESS WHEREOF, each Obligor and the Agent have caused this Agreement to be duly executed by its authorized representative and each Purchaser has caused this Agreement to be executed by signing in counterpart the acceptance form attached to this Agreement.


                                       OBLIGORS:

                                       COMPANY:

                                       SHELDAHL, INC.


                                       By: /s/ Donald R. Friedman
                                          --------------------------------------
                                           Name:  Donald R. Friedman
                                           Title: President and Chief Executive
                                                  Officer


                                       GUARANTORS:

                                       INTERNATIONAL FLEX HOLDINGS, INC.


                                       By: /s/ John D. Lutsi
                                          --------------------------------------
                                           Name:  John D. Lutsi
                                           Title: President


                                      INTERNATIONAL FLEX TECHNOLOGIES, INC.


                                       By: /s/ Donald R. Friedman
                                          --------------------------------------
                                           Name:  Donald R. Friedman
                                           Title: Chief Executive Officer


                                      AGENT:

                                      AMPERSAND IV LIMITED PARTNERSHIP,
                                      as Agent for the Purchasers

                                      By: AMP-IV MANAGEMENT COMPANY
                                          LIMITED LIABILITY COMPANY,
                                          Its general partner


                                      By: /s/ Stuart A. Auerbach
                                         ---------------------------------------
                                          Name:   Stuart A. Auerbach
                                          Title:  Managing Member

                                   ACCEPTANCE


        The undersigned hereby accepts the terms and conditions set forth in the Subordinated Secured Notes Purchase Agreement, dated May 23, 2001, among Sheldahl, Inc., a Minnesota corporation (the "Company"), the wholly-owned subsidiaries of the Company listed on Schedule I attached thereto, as guarantors (the "Guarantors" and, together with the Company, the "Obligors"), certain Purchasers listed in Schedule II attached thereto, and Ampersand IV Limited Partnership, as agent for the Purchasers (the "Agent"), as the terms and conditions applicable to the purchase of Note of the Company by the undersigned. By execution of this Acceptance, the undersigned hereby makes each of the representations contained in Section 3.2 of the Subordinated Secured Notes Purchase Agreement.


                                       PURCHASER:

                                       MORGENTHALER VENTURE PARTNERS V, L.P.


                                       By: /s/ John D. Lutsi
                                          --------------------------------------
                                           Name:  John D. Lutsi
                                           Title: General Partner

                                   ACCEPTANCE


        The undersigned hereby accepts the terms and conditions set forth in the Subordinated Secured Notes Purchase Agreement, dated May 23, 2001, among Sheldahl, Inc., a Minnesota corporation (the "Company"), the wholly-owned subsidiaries of the Company listed on Schedule I attached thereto, as guarantors (the "Guarantors" and, together with the Company, the "Obligors"), certain Purchasers listed in Schedule II attached thereto, and Ampersand IV Limited Partnership, as agent for the Purchasers (the "Agent"), as the terms and conditions applicable to the purchase of Note of the Company by the undersigned. By execution of this Acceptance, the undersigned hereby makes each of the representations contained in Section 3.2 of the Subordinated Secured Notes Purchase Agreement.


                                       PURCHASER:

                                       AMPERSAND IV LIMITED PARTNERSHIP

                                       By: AMP-IV MANAGEMENT COMPANY
                                           LIMITED LIABILITY COMPANY,
                                           Its general partner


                                       By: /s/ Stuart A. Auerbach
                                          --------------------------------------
                                           Name:  Stuart A. Auerbach
                                           Title: Managing Member

                                   ACCEPTANCE


     The undersigned hereby accepts the terms and conditions set forth in the Subordinated Secured Notes Purchase Agreement, dated May 23, 2001, among Sheldahl, Inc., a Minnesota corporation (the "Company"), the wholly-owned subsidiaries of the Company listed on Schedule I attached thereto, as guarantors (the "Guarantors" and, together with the Company, the "Obligors"), certain Purchasers listed in Schedule II attached thereto, and Ampersand IV Limited Partnership, as agent for the Purchasers (the "Agent"), as the terms and conditions applicable to the purchase of Note of the Company by the undersigned. By execution of this Acceptance, the undersigned hereby makes each of the representations contained in Section 3.2 of the Subordinated Secured Notes Purchase Agreement.

                                        PURCHASER:

                                        MOLEX INCORPORATED


                                        By: /s/ Robert Mahoney
                                           -------------------------------------
                                            Name:  Robert Mahoney
                                            Title: Vice President,
                                                   Chief Financial Officer

                                                                      SCHEDULE I


                                   GUARANTORS

------------------------------------------------- -----------------------------------------------
               NAME OF GUARANTOR                           JURISDICTION OF ORGANIZATION
------------------------------------------------- -----------------------------------------------
International Flex Holdings, Inc.                                    Delaware
------------------------------------------------- -----------------------------------------------
International Flex Technologies, Inc.                                Delaware
------------------------------------------------- -----------------------------------------------

                                                                     SCHEDULE II


                             SCHEDULE OF PURCHASERS


                               Morgenthaler            Ampersand IV              Molex Incorporated
                                 Venture                 Limited                 222 Wellington Court
                                 Partners V,             Partnership             Lisle, IL  60532
                                 L.P.                  55 William Street
                               Terminal Tower          Suite 240
                               50 Public Square        Wellesley, MA
                               Suite 2700              02481
                               Cleveland, OH
                               44113
PRINCIPAL AMOUNT
OF NOTES PURCHASED
AT CLOSING                     $3,000,000              $1,000,000                 $1,000,000

CLOSING PURCHASE
PRICE                          $3,000,000              $1,000,000                 $1,000,000

STATE OF RESIDENCE             OH                      MA                         IL